SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549




                                       FORM 8-K


                                    CURRENT REPORT



                        Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported ):  September 10, 1998



                              TRINITY INDUSTRIES, INC.
              (Exact name of Registrant as specified in its charter)





     Delaware                          1-6903                 75-0225040
(State or other jurisdiction   (Commission File Number)     (IRS Employer
of incorporation)                                         Identification No.)




          2525 Stemmons Freeway
              Dallas, Texas                              75207-2401
(Address of principal executive offices)                 (Zip code)



    Registrant's telephone number, including area code:   214/631-4420





Item 5.	Other Events

    On September 10, 1998, the Registrant announced a stock repurchase program under which up to 10 percent of the Registrant's common stock could be repurchased over time. This is the Registrant's first-ever stock buy-back program.


Item 7.	Exhibits


(c)	Exhibits

Exhibit 99(1) - Press release of Registrant dated September 10, 1998




                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



						          TRINITY INDUSTRIES, INC.


Date:  September 22, 1998           By:  \s\ John M. Lee
                                         John M. Lee
                                         Vice President








                              EXHIBIT 99(1)

News release of September 10, 1998 regarding stock repurchase program.






                         TRINITY INDUSTRIES, INC.

NEWS RELEASE

                                             Contact: Michael E. Conley
                                             Director of Investor Relations
                                             (214) 589-8935


FOR IMMEDIATE RELEASE

      Trinity Industries Board Authorizes Stock Repurchase Program

      DALLAS - Sept. 10, 1998 - Trinity Industries Inc. (NYSE: TRN) announced today that its board of directors has authorized a stock repurchase program under which up to 10 percent of the company's common stock could be repurchased over time. The company said this is its first-ever stock buy-back program.

      Timothy R. Wallace, president and chief operating officer of Trinity, said, "Given our strong performance and impressive prospects moving forward, we believe this repurchase program -- particularly at the current stock price -- is a very attractive way to enhance shareholder value. Considering the strong demand that we continue to see in the railcar industry, we are confident this is the right time to initiate a repurchase program."

      At June 30, 1998, Trinity Industries Inc. had 43.5 million shares of common stock outstanding.

      Trinity industries Inc., with headquarters in Dallas, Texas, is one of the nation's leading diversified industrial manufacturers. Trinity principally operates in three business segments: Transportation Products, Construction Products and Industrial Products.



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